SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report :   August 16, 2007
(Date of earliest event reported)

SILVER DRAGON RESOURCES INC.
(Exact name of small business issuer as specified in its charter)

0-29657
(Commission File Number)

Delaware	33-0727323
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5160 Yonge Street, Suite 803
Toronto, Ontario, M2N 6L9
(Address of Principal Executive Offices) (Zip Code)

(416) 223-8500
(Registrant's telephone number)

Not Applicable
 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 16, 2007, Colin P. Sutherland was appointed as the Chief Financial Officer of Silver Dragon Resources Inc. (the "Company") and to the Board of Directors of the Company. As Chief Financial Officer, Mr. Sutherland will be responsible for the management of the Company's consolidated financial reporting requirements.

Under the terms of a letter agreement entered into between the Company and Mr. Sutherland, the appointment of Mr. Sutherland as Chief Financial Officer is for a period of three years commencing on August 16, 2007 and ending on August 15, 2010, with a salary of $6,000 per month and the payment of 500,000 restricted common shares. In addition, Mr. Sutherland was granted options to purchase 500,000 common shares at a price per share equal to the closing price of the Company’s common stock on the Over-the-Counter Bulletin Board on August 16, 2007, which options vested immediately. Mr. Sutherland will be eligible to participate in any employee stock option plan and any benefit plan to be established by the Company. The employment of Mr. Sutherland as Chief Financial Officer may be terminated (a) by Mr. Sutherland, at any time and for any reason, after providing three months’ written notice to the Company, (b) by the Company, in its absolute discretion, without any notice or pay in lieu thereof, for legal cause, and (c) by the Company during the first year of the term after providing four weeks’ written notice to Mr. Sutherland, after the first year of the term after providing eight weeks’ written notice to Mr. Sutherland, and after the first two years of the term after providing twelve weeks’ written notice, or upon payment of the equivalent termination pay in lieu of notice. Upon termination for any reason, any stock options which have not vested will be forfeited. A definitive employment agreement incorporating the terms of the letter agreement must be entered into by the Company and Mr. Sutherland.

Mr. Sutherland is a chartered accountant with extensive management and financial market experience. Mr. Sutherland currently serves as President and Chief Executive Officer of Nayarit Gold Inc., a position that he will retain during his employment with the Company as Chief Financial Officer. Mr. Sutherland was formerly the Chief Financial Officer of Gammon Lake Resources Inc. and of Mexgold Resources Inc. from April 2004 to May 2007. From September 2001 to November 2003, Mr. Sutherland was a Senior Client Advisor with RBC Investments, and from December 2003 to March 2004, Mr. Sutherland was an Investment Advisor with RBC Dominion Securities Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duty authorized.

SILVER DRAGON RESOURCES INC.

Date: August 22, 2007	/s/ Marc Hazout
By: Marc Hazout, President and Chief Executive Officer